Exhibit 10.1

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement is entered into by and between Cross River Partners, LP, a Delaware limited partnership (the “Holder”) and Enservco Corporation, a Delaware corporation (the “Company” and together with the Holder, the “Parties”) effective as of March 28, 2023.

RECITALS

WHEREAS, the Holder is the holder of an Amended and Restated Convertible Subordinated Promissory Note, dated as of March 22, 2022 issued by the Company (the “March 2022 Note”);

WHEREAS, the Holder is the holder of a Convertible Subordinated Promissory Note, dated as of July 15, 2022 issued by the Company;

WHEREAS, the March 2022 Note reflects a loan of $1,200,000 made by the Holder to the Company, which bears interest of 7% per annum;

WHEREAS, pursuant to Section 7 of the March 2022 Note, all or some of the outstanding principal and accrued but unpaid interest of such note may be converted to the Company’s common stock at a conversion price equal to the average of the closing sales price of the Company’s shares of common stock, as listed on the NYSE American Stock Exchange (the “NYSE/American”) for a five-day period of the date prior to the Holder exercising such conversion (the “Exchange Closing Price”);

WHEREAS, the July 2022 Note reflects a loan of $1,200,000 made by the Holder to the Company, which bears interest of 7.75% per annum;

WHEREAS, pursuant to Section 7 of the July 2022 Note, all or some of the outstanding principal and accrued but unpaid interest of such note may be converted to the Company’s common stock at a conversion price of $1.69, or such price of an equity offering with offering proceeds to the Company of a minimum of $1,200,000;

WHEREAS, the Company recently completed an equity offering whereby the Company raised $3,500,000 through the sale of shares of common stock, or pre-funded warrants in lieu thereof, and the common warrants were sold in units at a per unit price of $.50, with each unit consisting of one share of common stock or one pre-funded warrant in lieu thereof and one common warrant (the “2023 Offering”);

WHEREAS, the 2023 Offering meets the definition of an Equity Offering as described in Section 7 of the July 2022 Note;

WHEREAS, the Holder desires to convert the March 2022 Note and the July 2022 Note into the Company’s securities upon the terms and conditions described herein;

WHEREAS, the March 2022 Note and July 2022 Note provide that the conversion of such notes is subject to any stockholder consent that may be required by the exchange upon which the Company’s common stock is then listed;

WHEREAS, the NYSE/American, the exchange upon which the Company’s common stock is listed, limits the issuance of equity securities that may be issued by a Company, other than in a public offering, to 19.9% before stockholder approval must be obtained;

WHEREAS, the NYSE/American also provides that stockholder approval must be obtained if a transaction would result in a change of control of the Company;

WHEREAS, the NYSE/American as advised the Company that the conversion of the March 2022 Note, the July 2022 Note, and potentially any conversion of that certain Secured Convertible Promissory Note issued by the Company to the Holder November 3, 2022, may be considered a change of control of the Company;

WHEREAS, the conversion of the total principal amount of the March 2022 Note and the July 2022 Note cannot be effective absent Company stockholder approval provided, however, part of the March 2022 Note may be converted without stockholder approval;

WHEREAS, the Exchange Closing Price for the five day period prior to the effective date of this Agreement is $0.462 per shares;

WHEREAS, the Company is in the process of holding its Annual Meeting of Stockholders in June 2023 at which time the Company will seek the approval of the conversion of any unconverted principal amount of the March 2022 Note and the July 2022 Note;

WHEREAS, the Company desires to accept such conversion upon the terms and conditions described herein;

NOW, THEREFORE, BASED UPON THE FOREGOING RECITALS, WHICH ARE EXPRESSLY INCLUDED HEREIN, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Conversion of March 2022 Note to Shares of Common Stock.

(a)    Upon execution of this agreement, Holder exercises the option to convert a portion of the principal and accrued but unpaid interest of the March 2022 Note in the amount of $1,051,050 into 2,275,000 shares of the Company’s common stock (the “Initial Conversion Shares”).

(b)    The Company shall cause its transfer agent and registrar of common stock (the “Transfer Agent”) to issue such shares in book-entry form, with such restrictive legends as the Company’s officers, in their sole discretion and upon the advice of counsel, deem necessary and appropriate to comply with state and federal securities laws.

2.    Conversion of Remaining Balances to Shares of Common Stock.

(a)    The Company shall, at its annual meeting of the stockholders to be held on June 13, 2023 (the “June 2023 Annual Meeting”), seek stockholder approval in accordance with the Company’s Certificate of Organization, Bylaws, and the New York/American Rules and regulations for the conversion of the remaining $148,950 under the March 2022 Note into 322,402 shares of common stock, and (2) the principal and accrued but unpaid interest of the July 2022 Note into 2,400,000 shares of common stock and 2,400,000 warrants to purchase shares of common stock (collectively, the “Remaining Conversion Shares”), collectively the “Conversion Proposals”).

(b)    Contingent upon receiving shareholder approval of the Conversion Proposals, the Company shall cause its Transfer Agent to issue the shares subject to the Conversion Proposals in book-entry form, with such restrictive legends as the Company’s officers, in their sole discretion and upon the advice of counsel, deem necessary and appropriate to comply with state and federal securities laws.

3.    Amendments to Notes. Other than as expressly set forth in this Agreement, neither party waives any of its rights or obligations under each of the March 2022 Note and the July 2022 Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

ENSERVCO CORPORATION

By: /s/ Mark Patterson

Name: Mark Patterson

Its: Chief Financial Officer

HOLDER:

CROSS RIVER PARTNERS, L.P.

By: /s/ Richard Murphy

Name: Richard Murphy

Its: Managing Partner

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